ERNST & YOUNG LLP
                         600 Peachtree Lane, Suite 2800
                           Atlanta, Georgia 30308-2215

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2000 Stock Benefit Plan of Chattown.com Network, Inc. (f/k/a Vaxcel, Inc.) of our report dated March 9, 1999 with respect to the financial statements of Chattown.com Network, Inc. (f/k/a Vaxcel, Inc.) included in its annual report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                      /s/ Ernst & Young LLP

March 30, 2000



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